EXHIBIT 10.3
AMENDMENT NO. 1 TO
EMPLOYMENT AGREEMENT
This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment No. 1”) is entered into as of January 1, 2016 (the “Effective Date”) by and between Gregg Appliances, Inc., an Indiana corporation (the “Company”) and Charles Young (“Executive”). The Company and Executive are referred to herein as the “parties.”
RECITALS
WHEREAS, the Company and Executive are parties to that certain Employment Agreement dated as of June 1, 2008 (the “Employment Agreement”); and
WHEREAS, the parties desire to amend the Employment Agreement to provide Executive certain increased severance benefits if his employment is terminated without cause in connection with a change in control and such other modifications as set forth herein.
NOW, THEREFORE, in consideration of the promises and obligations contained herein and in the Employment Agreement, the parties agree to amend the Employment Agreement as follows, with each such amendment to be effective on the Effective Date:
AGREEMENT
1.    Section 1.7(d)(i) of the Employment Agreement shall be deleted and replaced with the following:
(d)    Termination Because Of Change In Control.

(i)
If the Company terminates Executive’s employment within twelve (12) months following a Change in Control, the Company shall pay Executive, as severance pay, an amount equivalent to twenty-four (24) months of Executive’s base salary, subject to normal payroll taxes and deductions. Payment will be made ratably over the twenty-four (24) month period immediately following the termination of Executive’s employment, consistent with the customary payroll practices of the Company. Provided, however, Executive will not be entitled to the severance discussed in this Section 1.7(d)(i) if Executive voluntarily resigns his employment or if the Company terminates his employment for Cause.

2.    Section 1.7(d)(iii) of the Employment Agreement shall be deleted and replaced with the following:
(d)    Termination Because Of Change In Control.

(iii)
If Executive is entitled to severance benefits under this Section 1.7(d) (under either (i) or (ii) of such Section), the Company shall pay Executive a lump sum stipend equal to 167% of the product of twenty-four (24) times the monthly COBRA premium that corresponds, as of the date of Executive’s termination of employment, to the health, dental, and vision coverage that Executive had in effect under the Company’s health, dental and vision plans immediately prior to termination of employment. The stipend will be subject to all applicable withholdings and deductions, and will be paid to Executive on the same payroll date as the first installment of severance pay described above in this Section 1.7(d). Executive may apply the stipend towards Executive’s purchase of COBRA continuation coverage or for any other purpose. Provided, however, Executive will not be entitled to any payment from the Company towards COBRA premiums as described in this Section 1.7(d)(iii) if Executive voluntarily resigns his employment (other than pursuant to the provisions of Section 1.7(d)(ii)) or if the Company terminates his employment for Cause (as defined below).

3.    Except as set forth in this Amendment No. 1, the Employment Agreement shall remain in full force and effect. The Employment Agreement, as superseded in part and amended by this Amendment No. 1, constitutes the entire agreement between the parties with respect to the subject matter therein and supersedes any and all other agreements or understandings, either oral or written, between the parties with respect to the subject matter herein. Any other amendment or modification to the Employment Agreement or this Amendment No. 1 must be in a writing executed by the parties hereto. This Amendment No. 1 may be signed in counterparts, each of which shall be an original with the same effect as if the signatures were upon the same instrument.
IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Employment Agreement as of the date first above written.

GREGG APPLIANCES, INC., an Indiana corporation By: \s\ Dennis L. May Dennis L. May President and Chief Executive Officer
Dated: _December 16, 2015_______ EXECUTIVE \s\Charles Young Charles Young Dated: _December 16, 2015___

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